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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Symantec Corporation 1998 Employee Stock Purchase Plan, as amended, of our report dated April 22, 2002, with respect to the consolidated financial statements and schedule of Symantec Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2003, filed with the Securities and Exchange Commission.

                                                   /s/Ernst & Young LLP


San Jose, California
June 11, 2003